Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 8, 2026, by and among American Ocean Minerals Corporation, a Delaware corporation (the “Company”), Odyssey Marine Exploration, Inc., a Nevada corporation (“Omega”), and each of the investors identified on the signature pages hereto, severally and not jointly (including their respective successors and assigns, each a “Purchaser” and collectively, the “Purchasers”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Section 1.1 or as otherwise defined elsewhere in this Agreement.

RECITALS

WHEREAS, the Company is or will be party to that certain Agreement and Plan of Merger by and among the Company, Omega, Oceanus Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Omega (“Merger Sub”), dated on or about the date hereof (including all exhibits and schedules thereto, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company at the Effective Time, with the Company surviving such merger, whereby each issued and outstanding share of the Company’s Common Stock will be exchanged for Omega Common Stock (the “Merger”) and as a result of the Merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation and a wholly owned subsidiary of Omega;

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company immediately prior to the Effective Time, shares of the Company’s Common Stock, together with five-year warrants for 100% of such number of shares, for an aggregate amount equal to approximately $156 million;

WHEREAS, as set forth in this Agreement, Omega will undertake best efforts to prepare and file with the SEC a registration statement on Form S-4 to register under the Securities Act the Omega Securities (as defined below) and cause such registration statement to become effective at or prior to the Closing Date; and

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” means an action, claim, suit or proceeding, whether commenced or threatened, whether direct, derivative, representative, or otherwise.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Anti-Bribery Law” means the U.S. Foreign Corrupt Practices Act of 1977, as amended; the UK Bribery Act 2010, and any rules or regulations promulgated thereunder; the Organisation for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; and any other applicable Laws relating to bribery or corruption in any governing jurisdiction.

“Attorney-in-Fact” shall have the meaning ascribed to such term in Section 4.17(c).

“Board of Directors” means the board of directors of the Company.

“BSA/PATRIOT Act” shall have the meaning ascribed to such term in Section 3.2(l).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Cleansing Time” means (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Closing” shall have the meaning ascribed to such term in Section 2.1(a).

“Closing Date” shall have the meaning ascribed to such term in Section 2.1(a).

“Closing Notice” shall have the meaning ascribed to such term in Section 2.1(b).

“Common Stock” or “Company’s Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Covered Action” shall have the meaning ascribed to such term in Section 4.9(a).

“Company Material Adverse Effect” means any effect, change, event, circumstance, condition or occurrence that, individually or in the aggregate, has a material adverse effect on (i) the legal authority, enforceability and ability of the Company to timely comply with the terms of the Transaction Documents or (ii) the business, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall constitute a Company Material Adverse Effect or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur: (a)  changes in general conditions in the industries in which the Company and its Subsidiaries operate, (b)  changes in general economic or political conditions, including conditions in the securities, credit, financial or other capital markets, in each case in the United States or any other jurisdiction in which the Company or any of its Subsidiaries operate, including changes or fluctuations in commodity prices, metal prices, supply or demand for commodities or metals, or related input costs, (c)  changes in Law or in generally accepted accounting principles (or other applicable accounting regulations or principles), or in the interpretation or enforcement thereof, (d)  the public announcement of this Agreement or the Merger Agreement or the public announcement, pendency or consummation of the transactions contemplated hereby or thereby, including (i) the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners and (ii) any facts or circumstances relating to Omega or the announcement or other disclosure of Omega’s plans or intentions with respect to the conduct of the business of the Company and its Subsidiaries after the Closing (provided, however, that this clause  (d)  shall not apply to any representation or warranty to the extent the express purpose thereof is to address consequences resulting from the execution, delivery and performance of this Agreement, the Merger Agreement or the agreements ancillary thereto which the Company is a party or the consummation of the transactions contemplated hereby or by such the ancillary agreements), (e)  acts of war (whether or not declared), military activity, sabotage, civil disobedience or terrorism (including cyberattacks), or any escalation or worsening thereof, (f) acts of God, weather conditions, calamities, earthquakes, fires, floods, hurricanes, tornadoes or other natural or man-made disasters or force majeure events, (g) any epidemic, pandemic, disease outbreak or other public health emergency, crisis or event, or worsening thereof or responses thereto, (h) any change in the Company’s credit ratings, (i) any failure to meet any internal or published projections, forecasts, budgets or financial or operating predictions in respect of revenue, earnings, cash flow or cash position, (j) the imposition or modification of any tariffs, trade restrictions or other duties, including those arising from changes in trade policies or international relations, and the effects of any trade wars, (k) any event, circumstance, change, effect or condition that results from compliance with the terms of, or the taking of any action required or contemplated by, this Agreement, the Merger Agreement or the agreements ancillary thereto, or any action taken, or failure to take action, or such other changes, in each case which the Purchasers have approved, consented to or requested or otherwise taken or omitted to take, or (l) events, circumstances, changes, effects or conditions arising from, or attributable to, any matter disclosed in, or reasonably determinable from, the Company Disclosure Schedule to the Merger Agreement; provided that the underlying facts or occurrences giving rise or contributing to such change, decline or failure in clauses (h) and (i) may be deemed to constitute a Company Material Adverse Effect or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not otherwise excluded hereunder; provided, further, that any effect, change, event, circumstance, condition or occurrence referred to in clauses (a), (b), (c), (e), (f), (g) or (j) may be deemed to constitute a Company Material Adverse Effect, or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, to the extent such effect, change, event, circumstance, condition or occurrence has a disproportionate adverse effect on the Company and its Subsidiaries (without giving effect to the Merger), taken as a whole, as compared to other participants in the industry in which they operate (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur).

“Compliance Date” means May 9, 2025, which is the date of the initial incorporation of a predecessor to the Company.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Covered Action” shall have the meaning ascribed to such term in Section 4.9(b).

“Disclosed Transactions” means the transactions contemplated by (a) the Merger Agreement, (b) the Subscription Agreements, Bridge Subscription Agreements, Bridge Debentures, CIC Agreements, OML Agreements and the Non-Core Asset Transactions, in each case as defined in the Merger Agreement and (c) the Royalty Sale.

“Disclosure Document” shall have the meaning ascribed to it in Section 4.5.

“Disclosure Schedules” means the Disclosure Schedules delivered concurrently herewith.

“Disqualification Event” shall have the meaning ascribed to it in Section 3.1(z).

“Effective Time” shall have the meaning ascribed to it in the Merger Agreement.

“Engagement Letters” shall have the meaning ascribed to it in Section 5.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Issuance” shall have the meaning ascribed to such term in Section 4.19.

“Expected Closing Date” shall have the meaning ascribed to such term in Section 2.1(b).

“Free Transferability Date” means, with respect to any Omega Securities, the earliest of (i) the date that a registration statement (including the Registration Statement) covering the resale of such Omega Securities has been declared effective by the SEC, (ii) the date of any sale of such Omega Securities pursuant to a Registration Statement or Rule 144, as long as the transferor is not an Affiliate of Omega, (iii) the date that such Omega Securities are eligible for sale under Rule 144, without the requirement for Omega to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2) as to such securities without volume or manner-of-sale restrictions or (iv) the one year anniversary of the Closing Date, provided the holder of Omega Securities is not and has not been at any point in the preceding 90-day period an Affiliate of Omega.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“International Trade Laws” means (a) all U.S. import and export Laws (including those Laws administered by the U.S. Departments of Commerce (Bureau of Industry and Security)) codified at 15 C.F.R., Parts 700-774; Homeland Security (Customs and Border Protection) codified at 19 C.F.R., Parts 1-192; State (Directorate of Defense Trade Controls) codified at 22 C.F.R., Parts 103, 120-130; and the Treasury (Office of Foreign Assets Control) codified at 31 C.F.R., Parts 500-598) and (b) all comparable applicable Laws outside the United States.

“Investor Presentation” shall have the meaning ascribed to it in Section 3.2(g).

“Issuer Covered Person” shall have the meaning ascribed to it in Section 3.1(z).

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, order or consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Legal Proceeding” means any notice of noncompliance or violation, or any Action, demand, charge, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or examination, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Entity.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Losses” means losses, liabilities, obligations, claims, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation.

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Merger Transactions” shall have the meaning ascribed to such term in Section 4.17.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(j).

“Nasdaq” means the Nasdaq Stock Market LLC.

“OFAC” shall have the meaning ascribed to such term in Section 3.1(o).

“OFAC List” shall have the meaning ascribed to such term in Section 3.2(l).

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company to the effect that (i) the representations and warranties of the Company in Section 3.1 hereof are true and correct in all material respects, except for those representations and warranties qualified by materiality or Company Material Adverse Effect, which shall be true and correct in all respects, as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or Company Material Adverse Effect, which shall be true and correct in all respects as of such earlier date, (ii) all obligations, covenants and agreements to be performed or complied with by the Company at or prior to the Closing have been performed or complied with by the Company in all material respects, and (iii) all of the conditions set forth in Section 2.3(b) have been satisfied.

“Omega Common Stock” means Omega’s common stock, par value $0.0001 per share.

“Omega Covered Action” shall have the meaning ascribed to such term in Section 4.9(b).

“Omega Covered Person” shall have the meaning ascribed to such term in Section 3.3(m).

“Omega Material Adverse Effect” means any change, event, or occurrence that, individually or in the aggregate, has had a material adverse effect on (a) the legal authority, enforceability and ability of Omega to timely comply with the terms of the Transaction Documents, or (b) the business, financial condition, properties, assets, liabilities, stockholders’ equity or results of operations of Omega and its Subsidiaries, taken as a whole.

“Omega S-4 Registration” shall have the meaning ascribed to such term in Section 4.1(d).

“Omega Securities” means the Omega Shares, the Omega Warrants and the Omega Warrant Shares, collectively.

“Omega Shares” means the shares of Omega Common Stock issuable under the Merger Agreement with respect to the Shares.

“Omega Warrants” means five-year warrants for the purchase of shares of Omega Common Stock delivered to the Purchasers at the Closing under the Merger Agreement, in the form of Exhibit B attached hereto, in exchange for cancellation of their Warrants, as provided for in Section 8 of the Warrants.

“Omega Warrant Shares” means the Omega Shares issuable upon exercise of the Omega Warrants.

“Omega Warrant Shareholder Approval” shall have the meaning ascribed to such term in Section 2.3(b)(iv).

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agents” means Citigroup Global Markets Inc. and Cantor Fitzgerald & Co.

“Purchaser Party” means each Purchaser and such Purchaser’s directors, officers, shareholders, members, partners, investment advisers, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons.

“Registration Rights Agreement” means a Registration Rights Agreement among Omega and the Purchasers and the other parties thereto, in the form of Exhibit A attached hereto, to be entered into if the Omega S-4 Registration has not occurred immediately prior to the Effective Time.

“Registration Statement” means (i) a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Omega Shares and Omega Warrant Shares by the Purchasers as provided for in the Registration Rights Agreement or (ii) the S-4 Registration Statement.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Omega Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Omega Warrant Shares, ignoring any exercise limits set forth therein.

“Reverse Split Ratio” shall have the meaning ascribed to such term in Section 2.3(b)(iv).

“Royalty Sale” means the sale by Alpha to 1001525062 Ontario Inc. of revenue participation or royalty agreements among Alpha and each of (i) CIC; (ii) Moana Minerals Limited, a wholly-owned subsidiary of OML; (iii) AOM Area 1, LLC, a wholly-owned subsidiary of Alpha; (iv) AOM Area 2, LLC, a wholly-owned subsidiary of Alpha; and (v) AOM Area 3, LLC, a wholly-owned subsidiary of Alpha in exchange for a secured promissory note with an aggregate principal amount of US$15,000,000.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“S-4 Registration Statement” shall have the meaning ascribed to such term in Section 4.1(d).

“Sanctioned Jurisdiction” shall have the meaning ascribed to such term in Section 3.1(o).

“Sanctions Laws” means applicable trade, economic and financial sanctions Laws, regulations, embargoes, and restrictive measures administered or enforced by (i) the United States (including without limitation the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (ii) the European Union and enforced by its member states, (iii) the United Nations, (iv) His Majesty’s Treasury, or (v) any country in which the Company or any of its Subsidiaries or any agent acting on behalf of the forgoing is performing activities.

“SDN List” shall have the meaning ascribed to such term in Section 3.1(o).

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by a company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as such company was required by law or regulation to file such material).

“Securities” means the Shares, the Warrants and the Warrant Shares, collectively.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock delivered to the Purchasers at the Closing in accordance with Section 2.2(a)(ii) hereof.

“Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock or Omega Common Stock).

“Standard Settlement Period” shall have the meaning ascribed to such term in Section 4.1(c).

“Standstill Period” shall have the meaning ascribed to such term in Section 4.19.

“Subscription Amount” shall mean, as to each Purchaser, the aggregate amount to be paid for the Shares and Warrants purchased hereunder pursuant to the terms of this Agreement as set forth across from such Purchaser’s name on Schedule A hereto in U.S. dollars and in immediately available funds.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Taxes” means all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges in the nature of a tax, together with any interest and any penalties, additions to tax or additional amounts with respect thereto imposed by a Governmental Entity.

“Trading Day” means a day on which the Trading Market is open for trading.

“Trading Market” means the principal national securities exchange on which the Omega Common Stock is listed or quoted for trading on the date in question, if any.

“Transaction Documents” means this Agreement, all exhibits and schedules hereto (including the Disclosure Schedules), the Warrants and, if applicable, the Registration Rights Agreement.

“Warrants” means five-year warrants for the purchase of shares of Common Stock delivered to the Purchasers at the Closing in accordance with Section 2.2(a)(ii) hereof, in the form of Exhibit B attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Willful Breach” shall have the meaning ascribed to such term in Section 5.1.

ARTICLE 2

PURCHASE AND SALE

2.1 Closing.

(a) The closing of the purchase and sale of the Shares and Warrants pursuant to this Agreement (the “Closing”) shall occur immediately prior to the Effective Time (the date of such Closing, the “Closing Date”) and take place virtually by the electronic exchange of documents. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase, severally and not jointly with each other Purchaser, the number of Shares and Warrants set forth opposite such Purchaser’s name on Schedule A hereto, for an aggregate purchase price equal to the Subscription Amount.

(b) Upon written notice from (or on behalf of) the Company to the Purchaser (the “Closing Notice”) at least five (5) Business Days prior to the date that the Company reasonably expects all conditions to the closing of the Merger to be satisfied (the “Expected Closing Date” and the Expected Closing Date set forth in the first Closing Notice to the Purchasers, the “Initial Expected Closing Date”)), such Purchaser shall deliver to the Company no later than two (2) Business Days prior to the Expected Closing Date, the Subscription Amount for the Shares and Warrants, by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice, such funds to be held by the Company in escrow until the Closing. If the Closing is not consummated on or prior to the fifth (5th) Business Day after the Initial Expected Closing Date, unless otherwise agreed between the Company and the Purchaser, the Company shall return the applicable Subscription Amount to such Purchaser by wire transfer of United States dollars in immediately available funds to an account specified by such Purchaser in writing to the Company. Notwithstanding such return, (i) a failure to close on the Expected Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in Section 2.3 to be satisfied or waived on or prior to the Closing Date, and (ii) the Purchaser shall remain obligated (A) following the Company’s delivery to the Purchaser of a new Closing Notice within four (4) Business Days prior to the new Expected Closing Date, to redeliver funds to the Company no later than two (2) Business Days prior to the new Expected Closing Date set forth in such new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in Section 2.3. Notwithstanding the foregoing, with respect to certain Purchasers identified in Schedule A (whose commitments total approximately $22.4 million), the Subscription Amount due will not be paid into escrow but instead will paid at the Closing via an offset to the purchase price due from the Company under certain Sale and Assignment of Debt Agreements, dated April 7, 2026, with respect to the acquisition of shares of common stock and warrants in CIC Limited.

(c) At the Closing, upon satisfaction (or, if applicable, waiver) of the conditions set forth in Section 2.3, the Company shall deliver to the Purchaser, against payment by the Purchaser of its Subscription Amount, the Shares and Warrants in certificated or book entry form (at the Company’s election), in the name of the Purchaser.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement, duly executed by the Company;

(ii) (x) a certificate evidencing (or reasonable evidence of issuance by book entry, as applicable) of the Shares (or, if the closing of the Merger occurs substantially concurrently with the Closing hereunder, the Omega Shares) in form and substance reasonably acceptable to such Purchaser showing such Purchaser (or its nominee in accordance with its instructions) as the owner of such Shares on and as of the Closing Date registered in the name of such Purchaser and (y) the Warrants in the form of Exhibit B (which, if the closing of the Merger occurs substantially concurrently with the Closing hereunder, will automatically become the Omega Warrants pursuant to Section 8 thereof) and registered in the name of such Purchaser;

(iii) the Officer’s Certificate;

(iv) a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement, the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Organizational Documents of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company; and

(v) the Closing Notice.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company and Omega (as applicable) the following:

(i) this Agreement, duly executed by such Purchaser;

(ii) if the Omega S-4 Registration has not occurred immediately prior to the Effective Time, the Registration Rights Agreement duly executed by such Purchaser; and

(iii) such Purchaser’s Subscription Amount to the account specified in the Closing Notice.

(c) On or prior to the Closing Date, Omega shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement, duly executed by Omega; and

(ii) if the Omega S-4 Registration has not occurred immediately prior to the Effective Time, the Registration Rights Agreement duly executed by Omega.

2.3 Closing Conditions.

(a) The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Company of the additional conditions that, on the Closing Date:

(i) the representations and warranties of the Purchasers contained herein shall be true and correct in all material respects, except for those representations and warranties qualified by materiality, which shall be true and correct in all respects, as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless such representation or warranty was made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects, except for those representations and warranties qualified by materiality, which shall be true and correct in all respects, as of such date);

(ii) all obligations, covenants and agreements to be performed or complied with by each Purchaser on or prior to the Closing shall have been performed or complied with by such Purchaser in all material respects;

(iii) the Purchasers shall have delivered the items set forth in Section 2.2(b) of this Agreement; and

(iv) all conditions to the closing of the Merger shall have been satisfied or waived (other than the Closing hereunder and other than those conditions which, by their nature, are to be satisfied at the closing of the transactions contemplated by the Merger Agreement), and the closing of the Merger shall be set to occur substantially concurrently with the Closing hereunder.

(b) The respective obligations of each Purchaser to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by each Purchaser solely as to such Purchaser of the additional conditions that, on the Closing Date:

(i) the representations and warranties of the Company contained in Section 3.1 hereof and of Omega contained in Section 3.3 hereof shall be true and correct in all material respects, except for those representations and warranties qualified by materiality, Company Material Adverse Effect or Omega Material Adverse Effect, as applicable, which shall be true and correct in all respects, as of the date of this Agreement and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality, Company Material Adverse Effect or Omega Material Adverse Effect, which shall be true and correct in all respects as of such earlier date;

(ii) all obligations, covenants and agreements to be performed or complied with by the Company and Omega on or prior to the Closing shall have been performed or complied with by it in all material respects;

(iii) all conditions to the closing of the Merger shall have been, in the good faith judgment of the Company and Omega, satisfied or waived (other than the Closing hereunder and other than those conditions which, by their nature, are to be satisfied at the closing of the transactions contemplated by the Merger Agreement), and the closing of the Merger shall be set to occur substantially concurrently with the Closing hereunder. Neither the Company nor Omega shall have amended, modified, or waived or failed to contest an action regarding a breach of any provision under the Merger Agreement in a manner that would reasonably be expected to materially and adversely affect the benefits that a Purchaser would reasonably expect to receive under this Agreement without having received each affected Purchaser’s prior written consent, provided that neither Company nor Omega shall disclose (except with such Purchaser’s consent) any material non-public information in connection with the seeking of such consent;

(iv) prior to or at the Effective Time, Omega shall have effected a reverse share split of the Omega Common Stock resulting in at least twenty-five (25) (the “Reverse Split Ratio”) shares of Omega Common Stock prior to the split being combined into one share of Omega Common Stock; provided that the Reverse Split Ratio (i) may be reduced or waived to the extent approved by Alyeska Master Fund, LP and (ii) shall be reduced if and to the extent necessary for Omega to maintain compliance with the continued listing standards of the Trading Market.

(v) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(vi) the delivery by Omega of the items set forth in Section 2.2(c) of this Agreement;

(vii) the Omega stockholders shall have approved (either as part of the approval of the Merger or separately) the issuance of the Omega Warrants and Omega Warrant Shares in accordance with the rules of Nasdaq (the “Omega Warrant Shareholder Approval”);

(viii) no Governmental Entity shall have issued any order, decree or ruling, and no law shall be in effect, enjoining, restraining or otherwise prohibiting any of the transactions contemplated hereby; and

(ix) the Closing of the purchase of Securities by each Purchaser shall occur substantially concurrently, provided that a failure by any Purchaser to provide the deliverables set forth in Section 2.2(b) or satisfy the requirements in Section 2.3(a) shall not affect the timing of the Closing in respect of any other Purchaser.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the correspondingly numbered section of the Disclosure Schedules that relates to such section or in another section of the Disclosure Schedules to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such section, the Company hereby represents and warrants to each Purchaser that the following representations and warranties are true and complete as of the date hereof and as of the Closing Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date):

(a) The Company (i) is validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Agreement, the other Transaction Documents and the Merger Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not cause a Company Material Adverse Effect. Each Subsidiary of the Company is (i) a corporation, limited liability company or other entity validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation or formation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not cause a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any provision of its Organizational Documents.

(b) The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board of Directors, or its stockholders in connection herewith or therewith, subject only to the adoption of the Merger Agreement in accordance with the terms thereof by the Company’s stockholders under the Delaware General Corporation Law and the Company’s certificate of incorporation. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when duly executed by the other parties thereto and delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) assuming the accuracy of the representations and warranties of each Purchaser set forth in Section 3.2 of this Agreement, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not cause a Company Material Adverse Effect.

(d) Assuming the accuracy of the representations and warranties of each Purchaser set forth in Section 3.2 of this Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents (including, without limitation, the issuance and sale of the Securities), other than (i) filings required by applicable state securities laws, (ii) such filings as are required by or provided for in the Merger Agreement and (iii) those filings, the failure of which to obtain would not have a Company Material Adverse Effect.

(e) The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, except for restrictions on transfer imposed by applicable securities laws. The Warrant Shares are duly authorized and, when issued upon exercise of the Warrants in accordance with the terms of the Warrant, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, except for restrictions on transfer imposed by applicable securities laws.

(f) Except as set forth in the Disclosure Schedules, since December 31, 2025, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to cause a Company Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, (iii) the Company has not altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

(g) There is no Legal Proceeding pending or, to the knowledge of the Company, threatened in writing against the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) materially adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, cause a Company Material Adverse Effect. The Company is not and has not been the subject of any Action or Legal Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(h) Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act or any state securities (or “blue sky”) laws is required for the offer and sale of the Securities by the Company to such Purchaser.

(i) Neither the Company nor any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities. The Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. Neither the Company nor any person acting on the Company’s behalf has offered or sold any securities, or has taken any other action, which would reasonably be expected to subject the offer, issuance or sale of the Securities, as contemplated hereby, to the registration provisions of the Securities Act.

(j) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Legal Proceeding involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(k) The Company is solely responsible for the payment of any fees, costs, expenses and commissions of the Placement Agents.

(l) The Company is not, and after giving effect to the offering and sale of the Securities in the financing contemplated hereby, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m) Neither the Company nor any of its Subsidiaries, nor any of their respective officers or directors, nor, to the knowledge of the Company, any of their respective representatives acting on their behalf, has since the Compliance Date, directly or indirectly, offered, given, paid, promised to give or pay, or authorized the giving or payment of anything of value to (i) an official or employee of a foreign or domestic Governmental Entity; (ii) a foreign or domestic political party or an official of a foreign or domestic political party; (iii) a candidate for foreign or domestic political office; or (iv) any Person, in any such case under circumstances where the Company, any of its Subsidiaries or representative thereof knew, or would have reasonably known after due and proper inquiry, that all or a portion of such thing of value would be offered, given, paid, or promised to an official or employee of a foreign or domestic Governmental Entity, a foreign or domestic political party, an official of a foreign or domestic political party, or a candidate for foreign or domestic political office for the purpose of influencing any act or decision of such official, employee, or candidate to obtain or retain business or direct business to any person (in each case in violation of any Anti-Bribery Laws). Neither the Company nor any of its Subsidiaries, nor any of their respective officers and directors, nor, to the knowledge of the Company, any of their respective representatives acting on their behalf, has, since the Compliance Date, directly or indirectly offered, given, paid, promised to give or pay, or authorized the giving or payment of anything of value to any customer, supplier, or other Person who is or may be in a position to assist or hinder the Company or any of its Subsidiaries in connection with any actual or proposed transaction for the purpose of influencing any act or decision of such customer, supplier, or other Person to obtain or retain business or direct business to any person. Neither the Company nor any of its Subsidiaries, nor any of their respective officers and directors, nor, to the knowledge of the Company, any of their respective representatives acting on their behalf, has, since the Compliance Date, been subject to or conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Entity with respect to any alleged act or omission relating to any noncompliance with any Anti-Bribery Laws. Neither the Company nor any of its Subsidiaries, nor any of their respective officers and directors, nor, to the knowledge of the Company, any representatives acting on their behalf has, since the Compliance Date, received any written notice, request, or citation from any Governmental Entity for any actual or potential noncompliance with any Anti-Bribery Laws.

(n) The operations of each of the Company and its Subsidiaries are and have been, since the Compliance Date, conducted at all times in material compliance with any International Trade Laws and Sanctions Laws of any jurisdiction in which the Company or any of its Subsidiaries operates, and no Legal Proceeding between the Company or any of its Subsidiaries and any Governmental Entity with respect to any of the foregoing is pending or, to the knowledge of the Company, threatened in writing.

(o) Neither the Company nor any of its Subsidiaries nor any of their respective directors or officers, or, to the knowledge of the Company, any other Representative acting on behalf of the Company or any of its Subsidiaries is or has been: (i) identified on any applicable sanctions-related list of designated or blocked persons (including without limitation the Specially Designated Nationals and Blocked Persons List (“SDN List”) maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”)); (ii) located, organized, or resident in any country, region or territory that is the subject of comprehensive territorial sanctions administered by the United States and any other jurisdiction in which the Company or any of its Subsidiaries operates (as of the date of this Agreement, Cuba, Iran, North Korea, and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine) (each a “Sanctioned Jurisdiction”); or (iii) owned, directly or indirectly, individually or in the aggregate, 50 percent or more or otherwise controlled by any of the foregoing. The Company is either (i) not a “person of a country of concern” or (ii) not engaged in any “covered activity,” as these terms are defined in 31 C.F.R. Part 850, as implemented or revised from time to time. The Company has no intention of becoming a “person of a country of concern” that engages in any “covered activity”.

(p) The Company and its Subsidiaries have, since the Compliance Date, maintained in place and implemented risk-based controls and systems designed to promote compliance with economic sanctions administered and maintained by the U.S. government.

(q) Neither the Company nor any of its Subsidiaries has, since the Compliance Date, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any joint venture partner or other Person, in connection with any sales or operations in a Sanctioned Jurisdiction or for the purpose of financing the activities (i) of any Person currently identified on any applicable sanctions-related list of designated or blocked persons maintained by OFAC, or (ii) in any other manner that would constitute a violation of any applicable U.S. sanctions administered by the U.S. government.

(r) Except for fees payable by the Company to the Placement Agents, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(s) Except for matters that would not, individually or in the aggregate, cause a Company Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all applicable income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all Taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(t) The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(u) The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents. For the avoidance of doubt, the Company has not entered into any other securities purchase agreement with any other Person on or around the date hereof, that includes terms and conditions that are materially more advantageous to such Person than to any Purchaser hereunder.

(v) The Company hereby acknowledges and agrees that (i) the Placement Agents are acting solely as placement agents in connection with the execution, delivery and performance of the Transaction Documents and are not acting as underwriters or in any other capacity and are not and shall not be construed as fiduciaries for the Purchasers, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Documents, (ii) the Placement Agents have not made nor will make any representation or warranty, whether express or implied, of any kind or character and the Placement Agents have not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents and (iii) the Placement Agents will not have any responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Documents, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (B) the business, affairs, financial condition, operations or properties of, or any other matter concerning the Company.

(w) The Company has not entered into, and will not enter into, any other agreement or any definitive transaction document, side letter, undertaking letter, or other similar agreement or instrument with any Purchaser or any other purchaser of Securities in connection with the transactions contemplated hereby with terms and conditions that are more favorable than the terms and conditions provided to the Purchasers under this Agreement.

(x) At the time it was most recently provided to the Purchasers, the Investor Presentation did not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(y) The Company’s representations and warranties set forth in the Merger Agreement in Sections 3.3 (Capitalization), 3.6(b) (Financial Statements), 3.9 (Real Estate), 3.10 (Intellectual Property), 3.12 (Alpha Contracts), 3.14 (Environmental Matters), 3.15 (Licenses and Permits), 3.16 (No Employees), 3.20 (Insurance), 3.21 (Affiliate Transactions) and 3.25 (NOAA Application) are hereby incorporated by reference and made by the Company, as qualified by the disclosures in the Alpha Disclosure Schedule (as defined in the Merger Agreement).

(z) None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder. The Company will notify the Purchasers and the Placement Agents in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a specified date, as of such date) to the Company that the following representations and warranties are true and complete as of the date hereof and as of the Closing Date:

(a) Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation with the requisite power and authority to enter into and perform its obligations under the Transaction Documents.

(b) Each Transaction Document to which it is a party has been duly authorized, executed and delivered by such Purchaser, and assuming the due authorization, execution and delivery of the same by the Company, each Transaction Document to which such Purchaser is a party shall constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c) The execution, delivery and performance of the Transaction Documents, including the purchase of the Securities hereunder, the compliance by such Purchaser with all of the provisions of the Transaction Documents and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Purchaser pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject; (ii) the Organizational Documents of such Purchaser; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Purchaser or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on such Purchaser’s ability to consummate the transactions contemplated by the Transaction Documents, including the purchase of the Securities.

(d) (i) At the time such Purchaser was offered the Securities, it was, and as of the date hereof, it is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) or (9) under the Securities Act) and/or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, (ii) such Purchaser is acquiring the Shares only for its own account and not for the account of others, and (iii) such Purchaser is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and, except as otherwise agreed by the Company, the Placement Agents and a Purchaser, has provided the Company with the requested information on Annex A following the signature page hereto).

(e) Such Purchaser acknowledges and agrees that the Securities are being and the Omega Securities may be offered in transactions not involving any public offering within the meaning of the Securities Act and that neither the Securities nor the Omega Securities have been registered under the Securities Act or the securities laws of any state in the United States or other jurisdiction and that neither the Company nor Omega is required to register the Securities or Omega Securities except if the Omega S-4 Registration has not occurred immediately prior to the Effective Time, as set forth in the Registration Rights Agreement. Such Purchaser acknowledges and agrees that the Securities will be and Omega Securities may be “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and may not be offered, resold, transferred, pledged or otherwise disposed of by such Purchaser absent an effective Registration Statement under the Securities Act, except (i) to the issuer thereof or its Subsidiary, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act (including, without limitation, a private resale pursuant to so called “Section 4(a)(1 1⁄2)”), or (iii) an ordinary course pledge such as a broker lien over account property generally, and, in each of clauses (i) through (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Securities shall contain a restrictive legend to such effect and any certificates or account entries representing Omega Securities may contain a restrictive legend to such effect. Such Purchaser acknowledges and agrees that the Securities will be and the Omega Securities may be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, such Purchaser may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities or Omega Securities and may be required to bear the financial risk of an investment in the Securities or Omega Securities for an indefinite period of time. Each Purchaser acknowledges and agrees that the Securities and, if the Omega S-4 Registration has not occurred immediately prior to the Effective Time, the Omega Securities will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144. Such Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities or Omega Securities.

(f) Such Purchaser understands and agrees that it is purchasing the Securities directly from the Company. Each Purchaser further acknowledges that there have not been, and such Purchaser hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to such Purchaser by the Company, Omega, the Placement Agents, or any of their respective Affiliates or any of their control persons, officers, directors, employees, partners, agents or representatives, or any other person or entity, expressly or by implication, other than those representations, warranties covenants and agreements of the Company and Omega set forth in this Agreement and, if applicable, the Registration Rights Agreement, respectively. Such Purchaser agrees that none of (i) any other Purchaser (including the controlling persons, members, officers, directors, partners, agents, or employees of any such other Purchaser) and (ii) the Placement Agents, their respective Affiliates or any of their respective Affiliates’ control persons, officers, directors or employees shall be liable (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such person or entity), whether in contract, tort or otherwise, or have any liability or obligation to such Purchaser or any other Purchaser, or any person claiming through such Purchaser or any other Purchaser, including, without limitation, pursuant to this Agreement or the other Transaction Documents related to the offering of the Securities, the negotiation hereof or the subject matter hereof, the transactions contemplated hereby or the Investor Presentation (as defined below), for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

(g) In making its decision to purchase the Securities, such Purchaser has relied solely upon independent investigation made by such Purchaser, the Company’s “PIPE Financing Presentation – 2026”, as most recently provided to such Purchaser in connection herewith (the “Investor Presentation”), Omega’s SEC Reports, and the Company’s representations in Section 3.1 of this Agreement. Such Purchaser acknowledges and agrees that such Purchaser has received such information as such Purchaser deems necessary in order to make an investment decision with respect to the Securities, including with respect to the Company, Omega and the terms of the Merger, and made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to the Purchaser’s investment in the Securities. Without limiting the generality of the foregoing, such Purchaser acknowledges that it had the opportunity to review a final draft of the Merger Agreement. Such Purchaser represents and agrees that such Purchaser and such Purchaser’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Purchaser and the Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. Such Purchaser acknowledges and agrees that none of the Placement Agents, nor any of their officers, directors, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”) has provided such Purchaser with any recommendation or advice with respect to the Securities nor is such recommendation or advice necessary or desired. The Placement Agents have not made, and do not make, any representation as to the Company or the quality or value of the Securities. In addition, the Company, the Placement Agents and their respective Affiliates or Representatives have acquired non-public information with respect to the Company which such Purchaser agrees, subject to applicable law, need not be provided to it. The Placement Agents and each of their respective members, directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or any Securities or the accuracy, completeness or adequacy of any information supplied to such Purchaser by the Company. In connection with the issuance of the Securities to such Purchaser, such Purchaser agrees and acknowledges that the Placement Agents are acting as the Company’s placement agents in connection with the transactions contemplated by this Agreement, and none of the Placement Agents or any of their respective Affiliates have acted as a financial advisor or fiduciary to such Purchaser.

(h) Such Purchaser became aware of this offering of the Securities solely by means of direct contact between such Purchaser and the Company or its Affiliates, or by means of contact from the Placement Agents, and Securities were offered to such Purchaser solely by direct contact between such Purchaser and the Company or its Affiliates. Such Purchaser did not become aware of this offering of the Securities, nor were the Securities offered to such Purchaser, by any other means. Such Purchaser acknowledges that the Company represents and warrants that the Securities (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i) Such Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities. Such Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and such Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as such Purchaser has considered necessary to make an informed investment decision. Such Purchaser (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. Such Purchaser understands and acknowledges that, assuming the accuracy of Company’s representations, the purchase and sale of the Securities hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(j) Such Purchaser has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for such Purchaser and that such Purchaser is able at this time and in the foreseeable future to bear the economic risk of a total loss of such Purchaser’s investment in the Company. Such Purchaser acknowledges specifically that a possibility of total loss exists.

(k) Such Purchaser understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

(l) Such Purchaser is not (i) a person or entity named on the SDN List or in any executive order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Such

Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that such Purchaser is permitted to do so under applicable law. If such Purchaser is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), such Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, such Purchaser maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, such Purchaser maintains policies and procedures reasonably designed to ensure that the funds held by such Purchaser and used to purchase the Securities were legally derived.

(m) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Securities hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Securities hereunder.

(n) Such Purchaser: (i) will have sufficient funds to pay the Subscription Amount pursuant to Section 2.2(b)(iii) of this Agreement; (ii) has the resources and capabilities (financial or otherwise) to perform its obligations under the Transaction Documents when due; and (iii) has not incurred any obligation, commitment, restriction or liability of any kind, absolute or contingent, present or future, which would impair or adversely affect its ability to perform its obligations under the Transaction Documents.

(o) Such Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, the Placement Agents, Omega or any of their respective Affiliates or any of their control persons, officers, directors, employees, agents or representatives), the Investor Presentation, and the representations and warranties of the Company and Omega contained in this Agreement or, if applicable, the Registration Rights Agreement, in making its investment or decision to invest in the Company. Such Purchaser agrees that none of (i) any other Purchaser or any other Person participating in any other private placement of securities of the Company (including the controlling persons, officers, directors, partners, agents or employees of any such other Person), (ii) the Company’s Affiliates or any of its respective Affiliates’ control persons, officers, directors, partners, agents, employees or representatives nor (iii) the Placement Agents, their respective Affiliates or any of their respective control persons, officers, directors, partners, agents, employees or representatives shall be liable to such Purchaser or any other Purchaser, including, without limitation, pursuant to the Transaction Documents or any other agreement related to a private placement of Securities, or the information included in the Investor Presentation, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities hereunder or thereunder; except, with respect to clause (ii) above, to the extent of their own gross negligence, fraud or willful misconduct.

(p) No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by such Purchaser solely in connection with the sale of the Securities to such Purchaser.

(q) Such Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company and Omega. For the avoidance of doubt, nothing in this Agreement or any Transaction Document shall restrict or be deemed to restrict any Purchaser’s ability to effect transactions in the securities of any issuer other than the Company or Omega, in each case subject to applicable law.

3.3 Representations and Warranties of Omega. Except as disclosed in Omega’s SEC Reports furnished to or filed with the SEC prior to the date hereof (or with respect to representations made as of the Closing Date, prior to the Closing Date) or as set forth in the correspondingly numbered section of the Disclosure Schedules that relates to such section or in another section of the Disclosure Schedules to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such section, Omega hereby represents and warrants to each Purchaser that the following representations and warranties are true and complete as of the date hereof and as of the Closing Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date and, in each case, subject to materiality and materiality qualifiers specified below):

(a) Omega (i) is validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Agreement, the other Transaction Documents and the Merger Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not cause an Omega Material Adverse Effect. Each Subsidiary of Omega is (i) a corporation, limited liability company or other entity validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation or formation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not cause an Omega Material Adverse Effect. Neither Omega nor any of its Subsidiaries is in violation of any provision of its Organizational Documents.

(b) The execution and delivery of this Agreement and each of the other Transaction Documents by Omega and the consummation by Omega of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Omega and no further action is required by Omega, its Board of Directors, or its stockholders in connection herewith or therewith, subject only to the adoption of the Merger Agreement, receipt of the Omega Warrant Shareholder Approval and the issuance of securities of Omega as Merger Consideration (as defined in Merger Agreement) thereunder in accordance with the terms thereof by Omega’s stockholders under applicable Nevada corporate law and Omega’s articles of incorporation. This Agreement and each other Transaction Document to which Omega is a party has been (or upon delivery will have been) duly executed by Omega and, when duly executed by the other parties thereto and delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of Omega enforceable against Omega in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) The execution, delivery and performance by Omega of this Agreement and the other Transaction Documents to which it is a party and the consummation by Omega of the transactions contemplated hereby and thereby do not and will not (i) subject to approval by Omega’s stockholders of the Merger Agreement, receipt of the Omega Warrant Shareholder Approval and the issuance of the Omega Securities as Merger Consideration thereunder in accordance with the terms thereof, conflict with or violate any provision of Omega’s articles of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Omega or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing an Omega or Subsidiary debt or otherwise) or other understanding to which Omega or any Subsidiary is a party or by which any property or asset of Omega or any Subsidiary is bound or affected, or (iii) assuming the accuracy of the representations and warranties of each Purchaser set forth in Section 3.2 of this Agreement, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Omega or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of Omega or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not cause an Omega Material Adverse Effect.

(d) Upon the issuance of Omega Shares in the Merger in exchange for the Shares, the Omega Shares will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by Omega, except for restrictions on transfer imposed by applicable securities laws. Upon the issuance of Omega Warrants in the Merger in exchange for the Warrants, the Omega Warrant Shares will be duly authorized and, when issued upon exercise of the Omega Warrants in accordance with the terms of the Omega Warrant, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by Omega, except for restrictions on transfer imposed by applicable securities laws. At the time of the issuance of the Omega Shares or Omega Warrant Shares, as applicable, such issuance will either be registered under the Securities Act or, assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2, no such registration shall be required and, assuming Omega is listed on a national securities exchange at the time of such issuance, no registration under state securities (or “blue sky”) law will be required for such issuance.

(e) Neither Omega nor any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Omega Securities. The Omega Securities will not be offered in a manner that violates the Securities Act or any state securities laws. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither Omega nor any person acting on Omega’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would cause the offering of the Omega Securities pursuant to the Merger to be integrated with prior offerings by Omega for purposes of the Securities Act or any applicable stockholder approval provisions. Neither Omega nor any person acting on Omega’s behalf has offered or sold any securities, or has taken any other action (except with respect to the S-4 Registration Statement), which would reasonably be expected to subject the offer, issuance or sale of the Omega Securities, as contemplated by the Merger Agreement, to the registration provisions of the Securities Act.

(f) Omega is not, and after giving effect to the offering and sale of the Omega Securities in accordance with the Merger Agreement, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(g) Assuming the accuracy of the representations and warranties of each Purchaser set forth in Section 3.2 of this Agreement, Omega is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents, other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to the Registration Rights Agreement, (iii) such filings as are required by or provided for in the Merger Agreement and (iv) those filings, the failure of which to obtain would not have an Omega Material Adverse Effect.

(h) The operations of Omega and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable Money Laundering Laws, and no Legal Proceeding involving Omega or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of Omega, threatened.

(i) Neither Omega nor any of its Subsidiaries, nor any of their respective officers or directors, nor, to the knowledge of Omega, any of their respective representatives acting on their behalf, has since April 24, 2019, directly or indirectly, offered, given, paid, promised to give or pay, or authorized the giving or payment of anything of value to (i) an official or employee of a foreign or domestic Governmental Entity; (ii) a foreign or domestic political party or an official of a foreign or domestic political party; (iii) a candidate for foreign or domestic political office; or (iv) any Person, in any such case under circumstances where Omega, any of its Subsidiaries or representative thereof knew, or would have reasonably known after due and proper inquiry, that all or a portion of such thing of value would be offered, given, paid, or promised to an official or employee of a foreign or domestic Governmental Entity, a foreign or domestic political party, an official of a foreign or domestic political party, or a candidate for foreign or domestic political office for the purpose of influencing any act or decision of such official, employee, or candidate to obtain or retain business or direct business to any person (in each case in violation of any Anti-Bribery Laws). Neither Omega nor any of its Subsidiaries, nor any of their respective officers and directors, nor, to the knowledge of Omega, any of their respective representatives acting on their behalf, has, since April 24, 2019, directly or indirectly offered, given, paid, promised to give or pay, or authorized the giving or payment of anything of value to any customer, supplier, or other Person who is or may be in a position to assist or hinder Omega or any of its Subsidiaries in connection with any actual or proposed transaction for the purpose of influencing any act or decision of such customer, supplier, or other Person to obtain or retain business or direct business to any person. Neither Omega nor any of its Subsidiaries, nor any of their respective officers and directors, nor, to the knowledge of Omega, any of their respective representatives acting on their behalf, has, since April 24, 2019, been subject to or conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Entity with respect to any alleged act or omission relating to any noncompliance with any Anti-Bribery Laws. Neither Omega nor any of its Subsidiaries, nor any of their respective officers and directors, nor, to the knowledge of Omega, any representatives acting on their behalf has, since April 24, 2019, received any written notice, request, or citation from any Governmental Entity for any actual or potential noncompliance with any Anti-Bribery Laws.

(j) The operations of each of Omega and its Subsidiaries are and have been, since April 24, 2019, conducted at all times in material compliance with any International Trade Laws and Sanctions Laws of any jurisdiction in which Omega or any of its Subsidiaries operates, and no Legal Proceeding between Omega or any of its Subsidiaries and any Governmental Entity with respect to any of the foregoing is pending or, to the knowledge of Omega, threatened in writing.

(k) Neither Omega nor any of its Subsidiaries nor any of their respective directors or officers, or, to the knowledge of Omega, any other Representative acting on behalf of Omega or any of its Subsidiaries is or has been: (i) identified on any applicable SDN List maintained by the OFAC; (ii) located, organized, or resident in any Sanctioned Jurisdiction; or (iii) owned, directly or indirectly, individually or in the aggregate, 50 percent or more or otherwise controlled by any of the foregoing. Omega is either (i) not a “person of a country of concern” or (ii) not engaged in any “covered activity,” as these terms are defined in 31 C.F.R. Part 850, as implemented or revised from time to time. Omega has no intention of becoming a “person of a country of concern” that engages in any “covered activity”.

(l) Omega and its Subsidiaries have, since April 24, 2019, maintained in place and implemented risk-based controls and systems designed to promote compliance with economic sanctions administered and maintained by the U.S. government.

(m) Neither Omega nor any of its Subsidiaries has, since April 24, 2019, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any joint venture partner or other Person, in connection with any sales or operations in a Sanctioned Jurisdiction or for the purpose of financing the activities (i) of any Person currently identified on any applicable sanctions-related list of designated or blocked persons maintained by OFAC, or (ii) in any other manner that would constitute a violation of any applicable U.S. sanctions administered by the U.S. government.

(n) Omega does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents. For the avoidance of doubt, Omega has not entered into any other securities purchase agreement with any other Person on or around the date hereof, that includes terms and conditions that are materially more advantageous to such Person than to any Purchaser hereunder.

(o) Except as (i) provided for in the Merger Agreement, (ii) have been waived, (iii) disclosed in Section 3.3(o) of the Disclosure Schedules or (iv) provided for in the Registration Rights Agreement (if applicable), no Person has any right to cause Omega to effect the registration under the Securities Act of any securities of Omega.

(p) Omega’s representations and warranties set forth in the Merger Agreement in Sections 4.3 (Capitalization) and 4.23 (SEC Filings; Nasdaq) are hereby incorporated by reference and made by Omega, as qualified by the disclosures in the Omega Disclosure Schedule (as defined in the Merger Agreement).

(q) None of Omega nor any of its predecessors (each, an “Omega Covered Person”) is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Omega has exercised reasonable care to determine whether any Omega Covered Person is subject to a Disqualification Event. Omega has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) with respect to any Omega Covered Person, and has furnished to the Purchasers a copy of any disclosures provided thereunder with respect to any Omega Covered Person. Omega will notify the Purchasers and the Placement Agents in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Omega Covered Person and (ii) any event that would, with the passage of time, reasonably expected to become a Disqualification Event relating to any Omega Covered Person.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Each Purchaser acknowledges and agrees the Omega Securities may only be disposed of by a Purchaser in compliance with applicable state and federal securities laws. In connection with any transfer of Omega Securities by a Purchaser other than (i) pursuant to an effective Registration Statement (including the S-4 Registration Statement) or Rule 144, (ii) to Omega, (iii) to an Affiliate of such Purchaser or (iv) in connection with a pledge as contemplated in Section 4.1(b), subject to Section 4.1(b) below, Omega may require the transferor thereof to provide to Omega an opinion of counsel selected by the transferor and reasonably acceptable to Omega, the form and substance of which opinion shall be reasonably satisfactory to Omega, to the effect that such transfer does not require registration of such transferred Omega Securities under the Securities Act. As a condition of transfer (other than a transaction pursuant to clauses (i) through (iii) above), any such transferee shall agree in writing to be bound by the terms of this Agreement and, in the event that the Omega S-4 Registration has not occurred immediately prior to the Effective Time, the Registration Rights Agreement (if permitted pursuant to the terms thereof) and shall have the rights and obligations of the Purchasers under this Agreement and, if applicable, the Registration Rights Agreement, if a party thereto.

(b) In the event that the Omega S-4 Registration has not occurred immediately prior to the Effective Time, each Purchaser agrees to the imprinting or notation, so long as is required by this Section 4.1, of a legend on or with respect to Omega Securities in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Omega acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Omega Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Omega Securities to the pledgees or secured parties. Such a pledge shall not be considered a transfer for purposes of the Transaction Documents and any such pledge or transfer would not be subject to approval of Omega and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s reasonable expense (as agreed to by the Purchaser), Omega will execute and deliver such reasonable documentation as a pledgee or secured party of Omega Securities may reasonably request in connection with a pledge or transfer of the Omega Securities, including, if the Omega Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling securityholders thereunder.

(c) In the event that the Omega Securities were issued with legends, Certificates (or reasonable evidence of issuance by book entry, as applicable) evidencing the Omega Shares, the Omega Warrants or the Omega Warrant Shares, as applicable, shall not be required to contain any legend upon the Free Transferability Date.

Omega agrees that (x) following the Free Transferability Date or (y) if in the opinion of counsel to Omega, such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC), it will, no later than the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to Omega or its transfer agent of a certificate representing Omega Securities issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Omega Securities that is free from all restrictive and other legends and Omega shall use commercially reasonable efforts to cause its counsel to issue a legal opinion to the transfer agent or such Purchaser if required by the transfer agent to effect the removal of the legend hereunder or if requested by such Purchaser, respectively. Omega may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 4.1. Omega Securities subject to legend removal hereunder shall be transmitted by the transfer agent to a Purchaser by crediting the account of such Purchaser’s broker within the facilities of The Depository Trust Company as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on Omega’s Trading Market with respect to the Omega Common Stock as in effect on the date of delivery of a certificate representing Omega Securities issued with a restrictive legend.

In the event that the Omega S-4 Registration has not occurred immediately prior to the Effective Time, each Purchaser, severally and not jointly with the other Purchasers, agrees with Omega that such Purchaser will sell any Omega Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Omega Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates (or reasonable evidence of issuance by book entry, as applicable) representing Omega Securities as set forth in this Section 4.1 is predicated upon Omega’s reliance upon this understanding.

(d) Omega agrees to undertake best efforts to prepare and file with the SEC a registration statement on Form S-4 (together with all amendments and supplements thereto, the “S-4 Registration Statement”) to register under the Securities Act the securities of Omega to be issued to the shareholders of the Company pursuant to Article II of the Merger Agreement, including for the avoidance of doubt, the Omega Securities, and to cause the S-4 Registration Statement to become effective with respect to registration of the Omega Securities at or prior to the Closing Date (the “Omega S-4 Registration”). Each Purchaser also acknowledges and agrees that neither the Company nor Omega is required as a condition of this Agreement to effect the Omega S-4 Registration or to otherwise register the Omega Securities prior to or substantially concurrently with the Closing Date, and a failure to do so is not a breach of any covenant or agreement hereunder.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Shares and Warrant Shares will result in dilution of the outstanding shares of Common Stock. Omega acknowledges that the issuance of shares of Omega Common Stock in the Merger will result in dilution of the outstanding shares of Omega Common Stock. The Company and Omega further acknowledges that their respective obligations under the Transaction Documents are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company or Omega may have against such Purchaser and regardless of the dilutive effect that such issuance will have on the ownership of the other stockholders of the Company or Omega.

4.3 Common Stock Not Registered. Each Purchaser acknowledges that the Company’s Common Stock has not been, and is not intended to be, registered under Section 12(b) or 12(g) of the Exchange Act, nor listed on any stock exchange, and the Company is not subject to the reporting requirements of the Exchange Act.

4.4 Integration. Neither the Company nor Omega shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities or Omega Securities, respectively, in a manner that would require registration under the Securities Act of the sale of the Securities or Omega Securities, respectively, or that would be integrated with the offer or sale of the Securities or Omega Securities, respectively, for purposes of the rules and regulations of the Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.5 Disclosure of Transactions and Other Material Information; Publicity. The Company and Omega shall ensure, on or before 9:00 a.m., New York City time, on the Business Day immediately following the date of this Agreement, the issuance of one or more press releases by the Company or Omega and/or filing by Omega with the SEC of a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Merger Agreement and any other material nonpublic information that the Company, Omega or their respective officers, directors, employees, agents or any other person acting at the direction of the Company or Omega has provided to the Purchasers in connection with the transactions contemplated by this Agreement (including the Placement Agents) and by the Merger Agreement prior to the filing of the Disclosure Document. Effective upon the issuance of such Disclosure Document, each of the Company and Omega acknowledges and agrees that (i) the Purchasers shall not be in possession of material non-public information concerning the Company or Omega disclosed to the Purchasers by the Company, Omega or their respective agents, and (ii) any and all confidentiality or similar obligations under this Agreement, or an agreement entered into in connection with the transactions contemplated by the Transaction Documents, whether written or oral, between the Company, Omega or their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their respective officers, directors, agents, employees or investment advisers, on the other hand, shall terminate and be of no further force or effect. The Company, Omega and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby (other than the Merger), and none of the Company, Omega or any Purchaser shall issue any such press release nor otherwise make any such public statement (other than as required by Section 13 and/or Section 16 of the Exchange Act) without the prior consent of the Company, Omega and the Placement Agents, with respect to any press release or statement of any Purchaser, or without the prior consent of the Placement Agents, with respect to any press release of the Company or Omega; provided, however, that any filing to be made by any Purchaser pursuant to Section 13 and/or Section 16 of the Exchange Act shall not be subject to the Company’s, Omega’s or Placement Agents’ consent or consultation. To the extent any disclosure is required by Law, the Company or Omega, as applicable, shall provide such Purchaser with prompt prior written notice of such requirement so that such Purchaser may (a) seek appropriate relief to prevent or limit such disclosure, (b) furnish only that portion of the information which is legally required to be furnished or disclosed, and to the extent reasonably feasible, (c) consult with the Company and Omega on content and timing prior to any such disclosure. Notwithstanding anything to the contrary contained herein, without the prior written consent of any applicable Purchaser, neither the Company nor Omega shall (and each shall cause each of their respective Affiliates and representatives not to) disclose the name of such Purchaser or its investment adviser in any filing, announcement, release or otherwise, except as required by law in which case the Company and Omega shall comply with the provisions of this Section 4.5.

4.6 Stockholder Rights Plan. No claim will be made or enforced by the Company, Omega or, with the consent of the Company or Omega, as applicable, any other Person, that exclusively as a result of the transactions contemplated by this Agreement any Purchaser is an “acquiring person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company or Omega, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or Omega Securities as a result of the Merger.

4.7 Non-Public Information. From and after the Cleansing Time, each of the Company and Omega covenants and agrees that neither they, nor any other Person acting on their behalf, will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company or Omega believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented in writing (with e-mail being sufficient) to the receipt of such information and agreed with the Company or Omega to keep such information confidential. To the extent that the Company, Omega or any of their respective officers, director, agents, employees or Affiliates delivers any material, non-public information to any Purchaser without such Purchaser’s prior written consent, each of the Company and Omega hereby covenants and agree that such Purchaser shall not have any duty of trust or confidentiality to the Company or any of its respective officers, directors, agents (including, without limitation, the Placement Agent), employees or Affiliates, or a duty to the Company, Omega or any of their respective officers, directors, agents (including, without limitation, the Placement Agents), employees or Affiliates not to trade while aware of, such material, non-public information, provided that such Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material non-public information regarding the Merger, the Company and/or Omega shall simultaneously issue a press release containing all such material non-public information relating to such notice. Each of the Company and Omega understands and confirms that the Purchasers shall be relying on the foregoing covenants in effecting transactions in securities of the Company or Omega.

4.8 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder as described in the Investor Presentation, including for general corporate and working capital purposes, in the Company’s or Omega’s sole discretion.

4.9 Indemnification.

(a) Subject to the provisions of this Section 4.9, the Company will indemnify and hold each Purchaser Party harmless from any and all Losses that any such Purchaser Party may suffer or incur (i) as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents (unless such action is based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with the Company or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct) or (ii) as a result of or arising out of any Action against a Purchaser Party in any capacity by any stockholder of the Company (whether directly or in a derivative capacity) who is not an Affiliate of the Purchaser Party with respect to the transactions contemplated by the Transaction Documents (unless such Action is based upon conduct of such Purchaser Party which finally judicially determined to have been a violation of state or federal securities laws or which constitutes fraud, gross negligence or willful misconduct) (each of (i) and (ii), a “Company Covered Action”).

(b) Subject to the provisions of this Section 4.9, Omega will indemnify and hold each Purchaser Party harmless from any and all Losses that any such Purchaser Party may suffer or incur (i) as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by Omega in this Agreement or in the other Transaction Documents (unless such action is based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with Omega or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct) or (ii) as a result of or arising out of any Action against a Purchaser Party in any capacity by any stockholder of Omega (whether directly or in a derivative capacity) who is not an Affiliate of the Purchaser Party with respect to the transactions contemplated by the Transaction Documents (unless such Action is based upon conduct of such Purchaser Party which finally judicially determined to have been a violation of state or federal securities laws or which constitutes fraud, gross negligence or willful misconduct) (each of (i) and (ii), an “Omega Covered Action” and, together with the Company Covered Action, a “Covered Action”).

(c) If any Company Covered Action or Omega Covered Action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company and Omega in writing, and the Company or Omega, respectively, shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to such Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such Covered Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company or Omega, as applicable, in writing, (ii) the Company or Omega, as applicable, has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such Covered Action there is, in the reasonable opinion of counsel to the applicable Purchaser Party, a material conflict on any material issue between the position of the Company or Omega, as applicable, and the position of such Purchaser Party, in which case the Company or Omega, as applicable, shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. Neither the Company nor Omega will be liable to any Purchaser Party under this Agreement (y) for any settlement by an Purchaser Party effected without the prior written consent of the Company or Omega, as applciable, which consent shall not be unreasonably withheld, conditioned or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s willful misconduct, gross negligence or breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. Neither the Company nor Omega, as applicable, shall, without the prior written consent of the Purchaser Party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Purchaser Party of a release from all liability in respect to such Company Covered Action or Omega Covered Action, as applicable, and such settlement shall not include any admission as to fault on the part of such Purchaser Party. The indemnification required by this Section 4.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company, Omega or others and any liabilities the Company or Omega may be subject to pursuant to law.

4.10 Reservation and Listing of Shares.

(a) Commencing on the Closing Date, Omega shall maintain a reserve at least equal to the Required Minimum out of its duly authorized shares of Omega Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date following the Closing Date, the number of authorized but unissued (and otherwise unreserved) shares of Omega Common Stock is less than 100% of (i) the Required Minimum on such date, minus (ii) the number of shares of Omega Common Stock previously issued pursuant to the Transaction Documents, then the Omega Board shall use commercially reasonable efforts to amend the Omega’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Omega Common Stock to at least the Required Minimum at such time (minus the number of shares of Omega Common Stock previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 75th day after such date, provided that Omega will not be required at any time to authorize a number of shares of Omega Common Stock greater than the maximum remaining number of shares of Omega Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

(c) Until the second anniversary of the Effective Time, Omega or its successor shall (i) use commercially reasonable efforts to (A) maintain the listing or quotation of the Omega Common Stock on Nasdaq or obtain and maintain a replacement listing on another national securities exchange, (B) maintain the registration of the Omega Common Stock under Section 12(b) or 12(g) of the Exchange Act and (C) timely (or within any applicable extension period) file all reports required to be filed by Omega after the date hereof pursuant to the Exchange Act, and (ii) maintain the eligibility of the Omega Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.11 Subsequent Equity Sales. From the date hereof until the Effective Time, the Company shall not, without the prior written consent of the Purchasers of at least a majority in interest of the Shares then held by the Purchasers, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, except issuances in connection with the transactions disclosed on Schedule 4.11 of the Disclosure Schedules.

4.12 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s or Omega’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial Disclosure Document as described in Section 4.5(a). Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company or Omega pursuant to the Disclosure Document as described in Section 4.5(a), such Purchaser will maintain the confidentiality of the existence and terms of this transaction (other than to its representatives, including, without limitation, its attorneys). Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, each of the Company and Omega expressly acknowledges and agrees that: (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions, including Short Sales, in any securities of the Company or Omega after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Disclosure Document as described in Section 4.5(a), (ii) no Purchaser shall be restricted or prohibited from effecting any transactions, including Short Sales, in any securities of the Company or Omega in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Disclosure Document as described in Section 4.5(a) and (iii) no Purchaser shall have any duty to the Company or Omega of confidentiality or not to trade in the securities of the Company or Omega after the issuance of the Disclosure Document as described in Section 4.5(a). Notwithstanding the foregoing, (A) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement and (B) in the case of a Purchaser that has implemented internal information barriers pursuant to an information controls policy to ‘wall off’ certain trading personnel, this Section 4.12 shall apply only with respect to activities of such walled-off trading personnel.

4.13 Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “blue sky” laws of the states of the United States.

4.14 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the Purchasers. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and Omega and negotiated separately by each Purchaser, and is intended for the Company and Omega to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15 Restructuring of Financing. In the event the Company reasonably determines that the structure of the PIPE Financing (as defined in the Merger Agreement) may violate applicable Law (as defined in the Merger Agreement), including as a result of actions by or communications with applicable governmental or regulatory authorities, then the Company and Purchasers shall cooperate and use commercially reasonable efforts to cause the terms of the PIPE Financing to be amended, modified and/or restructured such that the investment occurs as a direct acquisition of securities of Omega substantially contemporaneously with the Closing in a manner which preserves, to the extent possible, the amount of funds ultimately received by Omega and its Subsidiaries, and the number of securities of Omega ultimately held by each Purchaser in respect of such amounts as though the PIPE Financing had been consummated by its terms.

4.16 Reliance. Each Purchaser acknowledges that the Company, Omega and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of such Purchaser contained in this Agreement; provided, however, that the foregoing clause of this Section 4.16 shall not give the Company or Omega any rights other than those expressly set forth herein. Prior to the Closing, each Purchaser agrees to promptly notify the Company, Omega and the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of such Purchaser set forth herein are no longer accurate in all material respects. Each of the Company and Omega acknowledge that each Purchaser and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of the Company and Omega contained in this Agreement. Prior to the Closing, each of the Company and Omega agrees to promptly notify each of the other parties hereto and the Placement Agents in writing if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company or Omega, as applicable, set forth herein are no longer accurate in all material respects (or in all respects if such acknowledgment, understanding, agreement, representation and warranty is qualified by materiality, Company Material Adverse Effect or Omega Material Adverse Effect, as applicable).

4.17 Waiver of Appraisal Rights and Actions against Merger.

(a) Each Purchaser acknowledges that it will not own the Shares or Warrant Shares, and will have no rights as a stockholder of the Company, (i) at the time the Merger Agreement is executed, (ii) at the time the Company delivers due notice of the time, place and purpose of a stockholder meeting at which Company stockholders will vote to approve the Merger and (iii) at the time the stockholder meeting to approve the Merger occurs or the effective date of a written consent of the Company stockholders in lieu of such meeting and approval. Each Purchaser hereby irrevocably waives and agrees not to exercise any appraisal, dissenters’, or similar rights that such Purchaser now has or may hereafter acquire under applicable Law (including Section 262 of the General Corporation Law of the State of Delaware), in each case arising out of or in connection with the Purchase of the Shares or Warrant Shares, the consummation of the Merger and the issuance of Omega Securities in the Merger.

(b) Each Purchaser hereby agrees that it shall not commence, maintain, or participate in any Action against the Company, Omega, Merger Sub, or any of their respective Affiliates, or any of their respective directors, officers, or members, arising out of or relating to the negotiation, execution, or delivery of the Merger Agreement, or the consummation of the Merger or other transactions contemplated thereby (the “Merger Transactions”) in each case to the extent arising out of or relating to such Purchaser’s capacity as a current or former stockholder or holder of any other equity securities of the Company or Omega, including any Action alleging any breach of fiduciary duty by the Board of Directors of the Company or the Omega Board in connection with the Merger Agreement or the Merger Transactions. Each Purchaser further agrees to take all actions necessary to opt out of any class or collective action relating to any of the foregoing. Notwithstanding the foregoing, nothing in this Section 4.17 shall limit or restrict (i) any Purchaser from participating as a defendant or asserting counterclaims in response to any Action commenced against such Purchaser relating to this Agreement, the transactions contemplated hereby, the Merger Agreement or the Merger Transactions or (ii) any Purchaser from commencing, maintaining or participating in any Action arising out of or related to fraud, willful misconduct, gross negligence, criminal acts or federal or state securities laws.

(c) To facilitate the transactions contemplated by and pursuant to the Merger, including transmittal of the Securities and issuance of the Omega Securities, the Purchaser hereby irrevocably appoints each of Messrs. Philip Plough and Brett Ryckman, with full power of substitution and resubstitution, as the true and lawful attorneys-in-fact and agents of the Purchaser (each, an “Attorney-in-Fact”), to act in the name and place of the Purchaser, and on the Purchaser’s behalf in their capacity as a holder of Common Stock, to: (i) execute and deliver any letters of transmittal, election forms, certificates, affidavits, questionnaires or similar instruments required in connection with the consummation of the Merger, (ii) waive any and all appraisal rights or rights to dissent that the Purchaser has or will have under the Delaware General Corporation Law or otherwise with respect to the Merger, (iii) consent to the Merger to the extent the Purchaser has any such right to consent thereto and (iv) take any and all other actions and execute and deliver any and all additional documents or instruments, in each case to the extent reasonably necessary or appropriate in such Purchaser’s capacity as a holder of Common Stock to consummate the Merger and the transactions contemplated by the Merger Agreement and the Transaction Documents. The powers granted under this Section 4.17(c) are an agency coupled with an interest, and, to the fullest extent not prohibited by law, all authority conferred hereby shall be irrevocable and shall not be terminated by any act of the Purchaser or by operation of law, whether by the death, disability, incapacity, liquidation, dissolution or insolvency of the Purchaser or by the occurrence of any other event or events, until the earlier of: (i) the Effective Time of the Merger and (ii) the termination of this Agreement pursuant to Section 5.1.

4.18 Omega and the Company Acknowledgement Regarding Certain Transactions.

(a) Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 4.12 hereof), it is understood and acknowledged by Omega that: (i) none of the Purchasers has been asked by Omega to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of Omega, or “derivative” securities based on securities issued by Omega or to hold the Omega Securities for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of Omega’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Omega Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. Omega further understands and acknowledges that (x) one or more Purchasers may engage in hedging activities at various times during the period that the Omega Securities are outstanding, and (y) such hedging activities (if any) would reduce the value of then-existing stockholders’ equity interests in Omega at and after the time that the hedging activities are being conducted. Omega acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(b) Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 4.12 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Company’s Common Stock for any specified term; (ii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Company’s Common Stock, and (iii) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (x) one or more Purchasers may engage in hedging activities at various times during the period that the Company’s Common Stock is outstanding, and (y) such hedging activities (if any) would reduce the value of then-existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

4.19 Standstill. Omega agrees that, during the period starting with the date of this Agreement and ending on the date that is the six-month anniversary of the initial effectiveness of the Registration Statement (such period, the “Standstill Period”), it will not issue (other than in an Excluded Issuance) any (i) shares of Omega Common Stock or (ii) securities that by their terms are convertible into or exercisable or exchangeable for such Omega Common Stock, or options or warrants to purchase or rights to subscribe for Omega Common Stock or such convertible, exercisable or exchangeable securities. The following issuances (each, an “Excluded Issuance”) shall be allowed during the Standstill Period:

(a) securities issued to any former, existing or prospective officers, employees, directors or consultants of the Omega or its subsidiaries in connection with such person’s employment, consulting arrangements or directorship with the Omega or its subsidiaries or pursuant to any stock purchase plan or equity incentive plans or arrangement, or upon conversion, exercise or vesting of the foregoing in accordance with their terms;

(b) securities issued or issuable pursuant to (A) a stock dividend payable in shares of Omega Common Stock, or by a split-up of shares of Omega Common Stock or other similar event or (B) a consolidation, combination, reverse stock split or reclassification of shares of Omega Common Stock or other similar event of Omega Common Stock, in each case effected with respect to all outstanding shares of Omega Common Stock;

(c) securities issued or issuable pursuant to the Disclosed Transactions or any other obligation of Omega existing on the date of this Agreement, or upon conversion, exercise or vesting of the foregoing or any securities of Omega outstanding on the date of this Agreement in accordance with their terms;

(d) securities issued or issuable to any governmental entity, including any federal, state or local government, any political subdivision thereof or any court, administrative or regulatory agency, department, instrumentality, tribunal, arbitrator, legislative body, authority, body or commission or other governmental authority or agency, or arbitral body (public or private), in the United States or in a non-U.S. jurisdiction;

(e) securities issued or issuable to any strategic corporate third party, including any entity listed on a stock exchange, but excluding any financial investor, hedge fund or similar stand-alone investment vehicle; and

(f) securities issued or issuable to the extent consented to by Alyeska Master Fund, LP.

ARTICLE 5

MISCELLANEOUS

5.1 Termination. This Agreement shall terminate and be void and of no further force and effect, and all obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time that the Merger Agreement is terminated in accordance with its terms without the Merger being consummated, (ii) as to any Purchaser, upon the written agreement of the Company, Omega and such Purchaser, or (iii) if the Closing has not occurred other than as a result of a breach of the Purchaser’s obligations hereunder, upon the date that is five (5) Business Days after the Outside Date (as defined in the Merger

Agreement), as extended in accordance with the terms of the Merger Agreement; provided, however, that (x) the Outside Date may not be extended to any date that is more than 18 months following the date hereof without the Purchaser’s prior written consent, (y) no such termination will affect the right of any party to sue for any breach by any other party (or parties) and (z) nothing herein shall relieve any party to this Agreement of any liability for common law fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement. “Willful Breach” means a deliberate act or deliberate failure to act, taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement. The Company shall provide prompt notice of any such termination to each other Purchaser. The Company shall notify each Purchaser of any termination of the Merger Agreement as promptly as practicable after the termination thereof. Upon the termination hereof in accordance with this Section 5.1, any amounts paid by a Purchaser to the Company in connection with the transactions contemplated herein shall promptly be returned in full to such Purchaser by wire transfer of immediately available funds to the account specified by such Purchaser, without interest and without any deduction for or on account of any tax withholding, charges or set-off.

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents or the Engagement Letters (as defined below), each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the Transaction Documents. The Company shall pay all transfer agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other Taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, other than the duties or obligations as set forth in the engagement letter(s), dated on or about February 12, 2026, by and between the Company and the Placement Agents (the “Engagement Letters”), with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email, with no mail undeliverable or rejection notice, at the e-mail addresses as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email, with no mail undeliverable or rejection notice, at the e-mail addresses as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications shall be as set forth on the signature pages attached hereto, and any and all such notices or other communications or deliveries must be provided to each of the addresses identified on the signature pages attached hereto to be deemed given and effective with respect to any party hereto.

5.5 Amendments; Waivers. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company, Omega and the Purchasers of at least a majority in interest of the Shares then held by the Purchasers, provided that prior to the Closing the consent of all Purchasers shall be required. No amendment, modification, alteration, change or waiver to Section 2.2(a)(iv), Section 3.1, Section 3.2, Section 4.5, Section 4.9, Section 4.11, Section 4.16, Section 5.3, this Section 5.5, Section 5.8 and Section 5.18 can be made without the prior written consent of the Placement Agents. No amendment, modification, alteration, change or waiver to Section 4.1, Section 4.9 or this Section 5.5 can be made without the prior written consent of all Purchasers. The Company and Omega, on the one hand, and each Purchaser, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction of the other with any term or provision of this Agreement or any condition hereto to be performed, complied with or satisfied by the person for whom the waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers (other than by merger or operation of law); provided that the Company may assign this Agreement or any rights or obligations hereunder to Omega following the Merger without the prior written consent of the Purchasers. Each Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to such “Purchaser.”

5.8 Third-Party Beneficiaries. The Placement Agents shall be the express third-party beneficiaries of Section 2.2(a)(iv), Section 4.16 and Section 5.18 hereof, the representations and warranties of the Company in Section 3.1 hereof, the representations and warranties of the Purchasers in Section 3.2 hereof and the representations and warranties of Omega in Section 3.3 hereof. Except as otherwise set forth in Section 4.5, Section 4.9, Section 4.11, Section 4.17, Section 5.3, this Section 5.8 and Section 5.18, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such court, that such Action is improper or is an inconvenient venue for such Action. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the parties under Section 4.9, the prevailing party in such Action shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

5.10 Survival. The representations and warranties contained in Section 3.1 and Section 3.2 shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company or Omega does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company and Omega, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities or Omega Securities is mutilated, lost, stolen or destroyed, the issuer thereof shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the issuer thereof of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate. For the avoidance of doubt, Section 4.9 shall be the exclusive remedy (except in the case of fraud, intentional misrepresentation or willful misconduct) for any Losses resulting from a breach of any of the representations and warranties contained in Article 3 of this Agreement, in each case exclusively to the extent such Losses arise during the survival period of such representations and warranties pursuant to the terms of this Agreement.

5.16 Payment Set Aside. To the extent that the Company or Omega makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, Omega, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, each of the Company and Omega hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action that may be brought by a Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company or Omega under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company or Omega, as applicable, may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company or Omega to the Purchasers with respect to Indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchasers to the unpaid principal balance of any such Indebtedness or be refunded to the Company or Omega, as applicable, the manner of handling such excess to be at each Purchaser’s election.

5.18 Exculpation of the Placement Agents. Each party hereto agrees for the express benefit of the Placement Agents, their Affiliates and their representatives that:

(a) Neither of the Placement Agents nor any of their respective Affiliates or representatives (i) have any duties or obligations other than those specifically set forth herein or in the Engagement Letters; (ii) shall be liable for any improper payment made in accordance with the information provided by the Company; (iii) make any representation or warranty, or have any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the other Transaction Documents or in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents, including any offering or marketing materials; or (iv) shall be liable (A) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any other Transaction Document or (B) for anything which any of them may do or refrain from doing in connection with this Agreement or any other Transaction Document, except for such party’s own fraud, gross negligence, willful misconduct or bad faith.

(b) The Placement Agents and their respective Affiliates and representatives shall be entitled to (i) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (ii) be indemnified by the Company for acting as Placement Agents, hereunder pursuant the indemnification provisions set forth in the Engagement Letters.

5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to shares of Common Stock, Warrants, Omega Common Stock or Omega Warrants in any Transaction Document or the Merger Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock or Omega Common Stock that occur after the date of this Agreement and until consummation of the Merger. In this Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular portion of this Agreement.

5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.22 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any

Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Action for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company and Omega, as applicable, through the legal counsel of the Placement Agents. The legal counsel of the Placement Agents do not represent any of the Purchasers and only represent one or more of the Placement Agents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, Omega and a Purchaser, solely, and not between the Company, Omega and the Purchasers collectively and not between and among the Purchasers.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AMERICAN OCEAN MINERALS CORPORATION	Address for Notice:

American Ocean Mineral Corporation 400 Ashley Dr Suite 1900 Tampa, FL 33602

By:
Name: Philip Plough
Title: Director	Email: philip@plough.tv

With a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166

Attn: Eric Scarazzo, John Gaffney

Email: escarazzo@gibsondunn.com; jgaffney@gibsondunn.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ODYSSEY MARINE EXPLORATION, INC.	Address for Notice:

By:
Name: Mark D. Gordon
Title: Chairman and Chief Executive Officer	Email: legal@odyssermarine.com

With a copy to (which shall not constitute notice):

Allen & Overy Shearman & Sterling US LLP 199 Bay Street Toronto, ON M5L 1E8, Canada

Attn: Ryan Robski, Rory O’Halloran

Email: ryan.robski@aoshearman.com; rory.ohalloran@aoshearman.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $

EIN Number:

[Signature Page to Securities Purchase Agreement]

SCHEDULE A

Name of Purchaser	Subscription Amount	Shares of Common Stock	Warrants

[ ]	$[ ]		[ ]

ANNEX A

INVESTOR QUESTIONNAIRE / ELIGIBILITY REPRESENTATIONS

This Annex A should be completed and signed by Purchaser

and constitutes a part of the Securities Purchase Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Purchaser is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	ACCREDITED INVESTOR STATUS (Please check the box)

☐

Purchaser is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

C.	AFFILIATE STATUS

(Please check the applicable box)

PURCHASER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Purchaser has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Purchaser and under which Purchaser accordingly qualifies as an institutional “accredited investor.”

☐

(1) Any bank, broker or dealer, investment adviser, insurance company, investment company, Small Business Investment Company, employee benefit plan, state plan, private business development company meeting the criteria described in Rule 501(a)(1);

☐	(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐

(3) Any corporation, Massachusetts or similar business trust, partnership, limited liability company, or non-profit organization within the meaning of section 501(c)(3) of the Internal Revenue Code, or other entity, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000; or

☐

(7) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase would be directed by a “sophisticated person” as described in Rule 506(b)(2)(ii).

PURCHASER:

By:
Name:
Title:

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

FORM OF WARRANT